r77d.txt


PIMCO Variable Insurance Trust

Supplement Dated February 4, 2013 to the
Administrative Class Prospectus, dated April 30, 2012, as supplemented from time to time (the "Prospectus")

Disclosure Related to the PIMCO Global Advantage(r)
Strategy Bond Portfolio

      The following changes to the Prospectus are effective immediately.

      The following disclosure is added after the second paragraph in the "Principal Investment Strategies" section in the PIMCO Global Advantage(r) Strategy Bond
Portfolio's Portfolio Summary in the Prospectus:

The Portfolio may invest up to 25% of its total assets in the PIMCO Cayman Japan Portfolio I Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the "GA Subsidiary"). The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.

      The following is added to the "Principal Risks"
section in the PIMCO Global Advantage(r) Strategy Bond
Portfolio's Portfolio Summary in the Prospectus:

Subsidiary Risk: the risk that, by investing in the GA Subsidiary, the Portfolio is indirectly exposed to the risks associated with the GA Subsidiary's investments. The GA Subsidiary is not registered under the 1940 Act and may not be subject to all the investor protections of the 1940 Act. There is no guarantee that the investment objective of the GA Subsidiary will be achieved.

      The fifth sentence in the "Description of Principal
Risks - Leveraging Risk" section in the Prospectus is deleted and replaced with the following:

The CRRS Subsidiary, the GA Subsidiary, the GMA
Subsidiary and the GMAMV Subsidiary (each a
"Subsidiary", together the "Subsidiaries") will each comply with these asset segregation or "earmarking" requirements to the same extent as the Portfolio.

      The first paragraph in the "Description of Principal
Risks - Subsidiary Risk" section in the Prospectus is deleted and replaced with the following:

By investing in their respective Subsidiaries, the PIMCO CommodityRealReturn(r) Strategy, PIMCO Global
Advantage(r) Strategy Bond, PIMCO Global Multi-Asset and PIMCO Global Multi-Asset Managed Volatility
Portfolios are indirectly exposed to the risks associated with the Portfolio's Subsidiary's investments. The derivatives and other investments held by the Subsidiaries are generally similar to those that are permitted to be held by the PIMCO CommodityRealReturn(r) Strategy, PIMCO
Global Advantage(r) Strategy Bond, PIMCO Global Multi-
Asset and PIMCO Global Multi-Asset Managed Volatility Portfolios, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this prospectus. There can be no assurance that the investment objectives of the Subsidiaries will be achieved.

      The last sentence of the first paragraph in the "Management of the Portfolios - Investment Adviser and
Administrator" section in the Prospectus is deleted and replaced with the following:

PIMCO also serves as the investment adviser for the CRRS
Subsidiary, the GA Subsidiary, the GMA Subsidiary and the GMAMV Subsidiary.

      The last paragraph in the "Management of the Portfolios - Management Fees - Advisory Fee" section in the Prospectus is deleted and replaced with the following:

As discussed in its "Principal Investment Strategies" section, the PIMCO CommodityRealReturn(r) Strategy Portfolio, the PIMCO Global Advantage(r) Strategy Bond Portfolio, the PIMCO Global Multi-Asset Portfolio and the PIMCO Global Multi-Asset Managed Volatility Portfolio may pursue its investment objective by investing in its Subsidiary. Each Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and other services to the Subsidiary. In consideration of these services, each Subsidiary pays
PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively, of its net assets. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO CommodityRealReturn(r)
Strategy Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the CRRS Subsidiary. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO Global Advantage(r) Strategy Bond Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the GA Subsidiary.
PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO Global Multi-Asset Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the GMA Subsidiary. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO Global Multi-Asset Managed Volatility
Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the GMAMV Subsidiary. These waivers may not be terminated by PIMCO and each waiver will remain in effect for as long as PIMCO's contract with the applicable Subsidiary is in place.

      The last paragraph in the "Characteristics and Risks of Securities and Investment Techniques -
Investments in a Wholly-Owned Subsidiary" section in the Prospectus is deleted and replaced with the following:

It is expected that the GA Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO Global Advantage(r) Strategy
Bond Portfolio may enter into these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the GA Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO Global Advantage(r) Strategy Bond Portfolio invests in the GA Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this prospectus.

While each Subsidiary may be considered similar to an investment company, they are not registered under the 1940
Act and, unless otherwise noted in the prospectus, are not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of the PIMCO CommodityRealReturn(r) Strategy Portfolio and/or
PIMCO Global Advantage(r) Strategy Bond Portfolio and/or
PIMCO Global Multi-Asset Portfolio and/or PIMCO
Global Multi-Asset Managed Volatility Portfolio and/or each Subsidiary to operate as described in this prospectus and the Statement of Additional Information and could adversely affect the Portfolio.

      The fifth sentence in the first paragraph in the "Characteristics and Risks of Securities and Investment
Techniques - Investment in Other Investment Companies"
section in the Prospectus is deleted and replaced with the following:

The limitation described in the foregoing sentence shall not apply to the PIMCO CommodityRealReturn(r) Strategy, PIMCO Global Advantage(r) Strategy Bond, PIMCO Global
Multi-Asset and PIMCO Global Multi-Asset Managed
Volatility Portfolios' investments in their Subsidiaries.

Investors Should Retain This Supplement for Future
Reference

PIMCO Variable Insurance Trust

Supplement Dated February 4, 2013 to the Institutional
Class Prospectus and
Advisor Class and Class M Prospectus, each dated
April 30, 2012, as supplemented from time to time (the
"Prospectuses")

Disclosure Related to the PIMCO Global Advantage(r)
Strategy Bond Portfolio

      The following changes to the Prospectuses are effective immediately.

      The following disclosure is added after the second paragraph in the "Principal Investment Strategies" section in the PIMCO Global Advantage(r) Strategy Bond
Portfolio's Portfolio Summary in the Prospectuses:

The Portfolio may invest up to 25% of its total assets in the PIMCO Cayman Japan Portfolio I Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the "GA Subsidiary"). The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.

      The following is added to the "Principal Risks"
section in the PIMCO Global Advantage(r) Strategy Bond
Portfolio's Portfolio Summary in the Prospectuses:

Subsidiary Risk: the risk that, by investing in the GA Subsidiary, the Portfolio is indirectly exposed to the risks associated with the GA Subsidiary's investments. The GA Subsidiary is not registered under the 1940 Act and may not be subject to all the investor protections of the 1940 Act. There is no guarantee that the investment objective of the GA Subsidiary will be achieved.

      The fifth sentence in the "Description of Principal
Risks - Leveraging Risk" section in the Prospectuses is deleted and replaced with the following:

The CRRS Subsidiary, the GA Subsidiary, and the GMA
Subsidiary (each a "Subsidiary", together the "Subsidiaries") will each comply with these asset segregation or "earmarking" requirements to the same extent as the Portfolio.

      The first paragraph in the "Description of Principal
Risks - Subsidiary Risk" section in the Prospectuses is deleted and replaced with the following:

By investing in their respective Subsidiaries, the PIMCO CommodityRealReturn(r) Strategy, PIMCO Global
Advantage(r) Strategy Bond and PIMCO Global Multi-Asset Portfolios are indirectly exposed to the risks associated with the Portfolio's Subsidiary's investments. The derivatives and other investments held by the Subsidiaries are generally similar to those that are permitted to be held by the PIMCO CommodityRealReturn(r) Strategy, PIMCO
Global Advantage(r) Strategy Bond and PIMCO Global Multi-Asset Portfolios, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this prospectus. There can be no assurance that the investment objectives of the Subsidiaries will be achieved.

      The last sentence of the first paragraph in the "Management of the Portfolios - Investment Adviser and
Administrator" section in the Prospectuses is deleted and replaced with the following:

PIMCO also serves as the investment adviser for the CRRS
Subsidiary, the GA Subsidiary and the GMA Subsidiary.

      The last paragraph in the "Management of the Portfolios - Management Fees - Advisory Fee" section in the Prospectuses is deleted and replaced with the following:

As discussed in its "Principal Investment Strategies" section, the PIMCO CommodityRealReturn(r) Strategy Portfolio, the PIMCO Global Advantage(r) Strategy Bond Portfolio and the PIMCO Global Multi-Asset Portfolio may pursue its investment objective by investing in its Subsidiary. Each Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and other services to the Subsidiary. In consideration of these services, each Subsidiary pays
PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively, of its net assets. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO CommodityRealReturn(r)
Strategy Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the CRRS Subsidiary. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO Global Advantage(r) Strategy Bond Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the GA Subsidiary.
PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO Global Multi-Asset Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the GMA Subsidiary. These waivers may not be terminated by PIMCO and each waiver will remain in effect for as long as PIMCO's contract with the applicable Subsidiary is in place.

      The last paragraph in the "Characteristics and Risks of Securities and Investment Techniques -
Investments in a Wholly-Owned Subsidiary" section in the Prospectuses is deleted and replaced with the following:
It is expected that the GA Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO Global Advantage(r) Strategy
Bond Portfolio may enter into these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the GA Subsidiary.
The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO Global Advantage(r) Strategy Bond Portfolio invests in the GA Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this prospectus.
While each Subsidiary may be considered similar to an investment company, they are not registered under the 1940
Act and, unless otherwise noted in the prospectus, are not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of the PIMCO CommodityRealReturn(r) Strategy Portfolio and/or
PIMCO Global Advantage(r) Strategy Bond Portfolio and/or
PIMCO Global Multi-Asset Portfolio and/or each
Subsidiary to operate as described in this prospectus and the Statement of Additional Information and could adversely affect the Portfolio.

      The fifth sentence in the first paragraph in the "Characteristics and Risks of Securities and Investment Techniques - Investment in Other Investment Companies"
section in the Prospectuses is deleted and replaced with the following:

The limitation described in the foregoing sentence shall not apply to the PIMCO CommodityRealReturn(r) Strategy, PIMCO Global Advantage(r) Strategy Bond and PIMCO
Global Multi-Asset Portfolios' investments in their Subsidiaries.

Investors Should Retain This Supplement for Future
Reference

PIMCO Variable Insurance Trust

Supplement Dated February 4, 2013 to the
PIMCO Global Advantage(r) Strategy Bond
Administrative Class Prospectus,
PIMCO Global Advantage(r) Strategy Bond Portfolio
Institutional Class Prospectus, and PIMCO Global
Advantage(r) Strategy Bond Portfolio Advisor Class
Prospectus,
each dated April 30, 2012,
as supplemented from time to time (the "Prospectuses")

Disclosure Related to the PIMCO Global Advantage(r)
Strategy Bond Portfolio
(the "Portfolio")

      The following changes to the Prospectuses are effective immediately.

      The following disclosure is added after the second paragraph in the "Principal Investment Strategies" section in the Portfolio's Portfolio Summary in the Prospectuses:
The Portfolio may invest up to 25% of its total assets in the PIMCO Cayman Japan Portfolio I Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the "GA Subsidiary"). The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.

      The following is added to the "Principal Risks"
section in the Portfolio's Portfolio Summary in the
Prospectuses:

Subsidiary Risk: the risk that, by investing in the GA Subsidiary, the Portfolio is indirectly exposed to the risks associated with the GA Subsidiary's investments. The GA Subsidiary is not registered under the 1940 Act and may not be subject to all the investor protections of the 1940 Act. There is no guarantee that the investment objective of the GA Subsidiary will be achieved.

      The following disclosure is added after the fourth sentence in the "Description of Principal Risks -
Leveraging Risk" section in the Prospectuses:

The GA Subsidiary will each comply with these asset segregation or "earmarking" requirements to the same extent as the Portfolio.

      The "Description of Principal Risks - Management
Risk" section in the Prospectuses is deleted and replaced with the following:

The Portfolio and the GA Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO and each individual portfolio manager will apply investment techniques and risk analysis in making investment decisions for the Portfolio and the GA Subsidiary, as applicable, but there can be no guarantee that these decisions will produce the desired results. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolio and the GA Subsidiary and may also adversely affect the ability of the Portfolio and the GA Subsidiary to achieve their investment objectives.

      The following disclosure is added to the "Description of Principal Risks" section in the
Prospectuses:

Subsidiary Risk

By investing in the GA Subsidiary, the Portfolio is indirectly exposed to the risks associated with the GA Subsidiary's investments. The securities and other investments held by the GA Subsidiary are generally similar to those that are permitted to be held by the Portfolio, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this prospectus. There can be no assurance that the investment objective of the GA Subsidiary will be achieved.

The GA Subsidiary is not registered under the 1940 Act, and, unless otherwise noted in this prospectus, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States, Japan and/or the Cayman Islands could result in the inability of the Portfolio and/or the GA Subsidiary to operate as described in this prospectus and the Statement of Additional Information and could adversely affect the Portfolio.

      The following disclosure is added to the end of the first paragraph in the "Management of the Portfolio -
Investment Adviser and Administrator" section in the
Prospectuses:

PIMCO also serves as the investment adviser for the GA
Subsidiary.

      The following disclosure is added to the end of the last paragraph in the "Management of the Portfolio -
Management Fees - Advisory Fee" section in the
Prospectuses:

As discussed in its "Principal Investment Strategies" section, the Portfolio may pursue its investment objective by investing in the GA Subsidiary. The GA Subsidiary has entered into a separate contract with PIMCO whereby
PIMCO provides investment advisory and other services to the GA Subsidiary. In consideration of these services, the GA Subsidiary pays PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively, of its net assets. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the Portfolio in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the GA Subsidiary. This waiver may not be terminated by PIMCO and each waiver will remain in effect for as long as PIMCO's contract with the GA Subsidiary is in place.

      The following disclosure is added to the "Characteristics and Risks of Securities and Investment
Techniques" section in the Prospectuses:

Investments in a Wholly-Owned Subsidiary
It is expected that the GA Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO Global Advantage(r) Strategy
Bond Portfolio may enter into these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the GA Subsidiary.
The GA Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO Global Advantage(r) Strategy Bond Portfolio invests in the GA Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this prospectus.
While the GA Subsidiary may be considered similar to an investment company, they are not registered under the 1940
Act and, unless otherwise noted in the prospectus, are not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Portfolio and/or the GA Subsidiary to operate as described in this prospectus and the Statement of Additional
Information and could adversely affect the Portfolio.

      The following disclosure is added after the first sentence in the first paragraph in the "Characteristics and Risks of Securities and Investment Techniques - Investment in Other Investment Companies" section in the
Prospectuses:

The limitation described in the foregoing sentence shall not apply to the Portfolio's investments in the GA Subsidiary.

Investors Should Retain This Supplement for Future
Reference

PIMCO Variable Insurance Trust

Supplement Dated March 8, 2013 to the
Administrative Class Prospectus, Institutional Class
Prospectus, and Advisor Class and Class M Prospectus, each dated April 30, 2012, as supplemented from time to time
(the "Prospectuses")

Disclosure Related to the PIMCO Global Multi-Asset
Portfolio and
PIMCO Global Multi-Asset Managed Volatility
Portfolio (the "Portfolios")

      The following changes are effective April 30, 2013.

      The "Investment Objective" section of the PIMCO
Global Multi-Asset Portfolio's Portfolio Summary in each
Prospectus is deleted in its entirety and replaced with the following:

The Portfolio seeks maximum long-term absolute return, consistent with prudent management of portfolio volatility.

      The "Investment Objective" section of the PIMCO
Global Multi-Asset Managed Volatility Portfolio's
Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:

The Portfolio seeks maximum long-term absolute return, with explicit management of portfolio volatility.

      The following is added before the first sentence of the second paragraph of the "Performance Information" section of each Portfolio's Portfolio Summary in each
Prospectus:

Effective April 30, 2013, the Portfolio's secondary index is the 1 Month USD LIBOR Index +5%. The 1 Month USD
LIBOR Index +5% benchmark is created by adding 5% to the annual return of 1 Month USD LIBOR Index. The 1
Month USD LIBOR (London Interbank Offered Rate)
Index is an average interest rate, determined by the British Bankers Association, that banks charge one another for the use of short-term money (1 month) in England's Eurodollar market. The Portfolio's new secondary index was selected as its use is more closely aligned with the Portfolio's investment philosophy and investment objective. Prior to April 30, 2013, the Portfolio's secondary benchmark was the 60% MSCI World Index/40% Barclays U.S. Aggregate
Index.

      The following disclosure is added above the row relating to the 60% MSCI World Index/40% Barclays U.S.
Aggregate Index in the Average Annual Total Returns table in the "Performance Information" section of the PIMCO
Global Multi-Asset Portfolio's Portfolio Summary in each
Prospectus:

                                 	1 Year Since Inception
                                          	(04/15/2009)
					------	--------------
1 Month USD LIBOR Index +5%
(reflects no deductions for
fees, expenses or taxes)		5.24%      5.26%



Investors Should Retain This Supplement for Future
Reference

PIMCO Variable Insurance Trust

Supplement Dated March 8, 2013 to the
PIMCO Global Multi-Asset Portfolio Administrative
Class Prospectus, PIMCO Global Multi-Asset Portfolio
Institutional Class Prospectus, and PIMCO Global
Multi-Asset Portfolio Advisor Class Prospectus, each dated April 30, 2012, as supplemented from time to time (each a "Prospectus")

Disclosure Related to the PIMCO Global Multi-Asset
Portfolio (the "Portfolio")

      The following changes are effective April 30, 2013.

      The "Investment Objective" section of the Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks maximum long-term absolute return, consistent with prudent management of portfolio volatility.

      The following is added before the first sentence of the second paragraph of the "Performance Information" section of the Portfolio's Portfolio Summary in each
Prospectus:

Effective April 30, 2013, the Portfolio's secondary index is the 1 Month LIBOR Index +5%. The 1 Month USD
LIBOR Index +5% benchmark is created by adding 5% to the annual return of 1 Month USD LIBOR Index. The 1
Month USD LIBOR (London Interbank Offered Rate)
Index is an average interest rate, determined by the British Bankers Association, that banks charge one another for the use of short-term money (1 month) in England's Eurodollar market. The Portfolio's new secondary index was selected as its use is more closely aligned with the Portfolio's investment philosophy and investment objective. Prior to April 30, 2013, the Portfolio's secondary benchmark was the 60% MSCI World Index/40% Barclays U.S. Aggregate
Index.

      The following disclosure is added above the row relating to the 60% MSCI World Index/40% Barclays U.S.
Aggregate Index in the Average Annual Total Returns table in the "Performance Information" section of the Portfolio's Portfolio Summary in each Prospectus:

                                 1 Year 	Since Inception
                                         	(04/15/2009)
				--------	---------------
1 Month USD LIBOR Index +5%
(reflects no deductions for
fees, expenses or taxes)         5.24%  	 5.26%



Investors Should Retain This Supplement for Future
Reference

PIMCO Variable Insurance Trust

Supplement Dated March 8, 2013 to the
PIMCO Global Multi-Asset Managed Volatility
Portfolio Administrative Class Prospectus, dated April
30, 2012, as supplemented from time to time (the
"Prospectus")

Disclosure Related to the PIMCO Global Multi-Asset
Managed Volatility Portfolio
(the "Portfolio")

      The following changes are effective April 30, 2013.

      The "Investment Objective" section of the Portfolio's Portfolio Summary in the Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks maximum long-term absolute return, with explicit management of portfolio volatility.

      The following is added before the first sentence of the second paragraph of the "Performance Information" section of the Portfolio's Portfolio Summary in the
Prospectus:

Effective April 30, 2013, the Portfolio's secondary index is the 1 Month LIBOR Index +5%. The 1 Month USD
LIBOR Index +5% benchmark is created by adding 5% to the annual return of 1 Month USD LIBOR Index. The 1
Month USD LIBOR (London Interbank Offered Rate)
Index is an average interest rate, determined by the British Bankers Association, that banks charge one another for the use of short-term money (1 month) in England's Eurodollar market. The Portfolio's new secondary index was selected as its use is more closely aligned with the Portfolio's investment philosophy and investment objective. Prior to April 30, 2013, the Portfolio's secondary benchmark was the 60% MSCI World Index/40% Barclays U.S. Aggregate
Index.

Investors Should Retain This Supplement for Future
Reference